Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Class A, Class C, and Class Y Shares' Prospectus of Pioneer Floating Rate Fund, and in the Class A, Class C, and Class Y Shares' Prospectus of Pioneer Multi-Asset Real Return Fund; and "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Floating Rate Fund, and in the Class A, Class B, and Class Y Shares' Statement of Additional Information of Pioneer Multi-Asset Real Return Fund; and to the incorporation by reference of our report, dated December 28, 2010, on the financial statements and financial highlights of Pioneer Floating Rate Fund, and Pioneer Multi-Asset Real Return Fund in the Annual Report to the Shareowners for the year ended October 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-138560)of Pioneer Series Trust VI.




/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2011